STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Brett Harris Pojunis
Libertarian Party
1771 E. Flamingo Road Suite 201A
Las Vegas, NV 89119

Job:C20140718-2547
July 18, 2014

Special Handling Instructions:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Organization	20140517260-08	7/18/2014 3:13:21 PM	1	$75.00	$75.00
Copies - Certification of Document	20140517260-08	7/18/2014 3:13:21 PM	1	$30.00	$30.00
Initial List	20140517261-19	7/18/2014 3:13:43 PM	1	$125.00	$125.00
Business License 7/2014-7/2015	20140517261-19	7/18/2014 3:13:43 PM	1	$200.00	$200.00
Total					$430.00

Payments

Type	Description	Amount
Credit	898112|14071832311419	$430.00
Total		$430.00

Credit Balance: $0.00

Job Contents:

Certified File Stamped Copy(s):	1
LLC Charter(s):	1
File Stamped Copy(s):	1
Business License(s):	1

Brett Harris Pojunis
Libertarian Party
1771 E. Flamingo Road Suite 201A
Las Vegas, NV 89119

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

July 18, 2014

Job Number: C20140718-2547
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20140517260-08	Articles of Organization	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20140718-2547
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

050104

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

Filed in the office of	Document Number
Ross Miller, Secretary of State, State of Nevada	20140517260-08
	Filing Date and Time: 07/18/2014 3:13 PM
	Entity Number: E0371872014-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)

GREEN LEAF MEDICAL L.L.C.

☐ Check box if a Series Limited-Liability Company ☐ Check box if a Restricted Limited-Liability Company

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: Name

☐ Noncommercial Registered Agent (name and address below) **OR** ☒ Office or Position with Entity (name and address below)

MARK BRADLEY
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
1771 E. FLAMINGO ROAD	LAS VEGAS	Nevada	89119

Mailing Address (if different from street address)	City	State	Zip Code
1771 E. FLAMINGO ROAD	LAS VEGAS	Nevada	89119

3. Dissolution Date: (optional)

Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)

Company shall be managed by: ☒ Manager(s) **OR** ☐ Member(s) (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

1) GREEN LEAF FARMS HOLDINGS, INC.
Name

Street Address	City	State	Zip Code
1771 E. FLAMINGO ROAD	LAS VEGAS	NV	89119

2) Name

Street Address	City	State	Zip Code

3) Name

Street Address	City	State	Zip Code

6. Effective Date and Time: (optional)

Effective Date: Effective Time:

7. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: GREEN LEAF FARMS HOLDINGS, INC.

Organizer Signature: X GREEN LEAF FARMS HOLDINGS, INC.

Address	City	State	Zip Code
1771 E. FLAMINGO ROAD	LAS VEGAS	NV	89119

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X MARK BRADLEY
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 7/18/2014

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

LIMITED LIABILITY COMPANY CHARTER

I, ROSS MILLER, the Nevada Secretary of State, do hereby certify that **GREEN LEAF MEDICAL L.L.C.** did on July 18, 2014, file in this office the Articles of Organization for a Limited Liability Company, that said Articles of Organization are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the laws governing Limited Liability Companies in the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 18, 2014.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20140718-2547
You may verify this certificate
online at **http://www.nvsos.gov/**

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

GREEN LEAF MEDICAL L.L.C.
NAME OF LIMITED-LIABILITY COMPANY

ENTITY NUMBER
E0371872014-1

100401

FOR THE FILING PERIOD OF JUL, 2014 TO JUL, 2015

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members. A **Manager, or if none, a Managing Member** of the LLC must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional managers or managing members, attach a list of them to this form.
3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140517261-19
	Filing Date and Time 07/18/2014 3:13 PM
	Entity Number E0371872014-1

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

ANNUAL LIST FILING FEE $125.00 LATE PENALTY: $75.00 (if filing late) **BUSINESS LICENSE FEE:** $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
001 - Governmental Entity
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME			
MARK BRADLEY	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE
1771 E. FLAMINGO ROAD , USA	LAS VEGAS	NV	89119

NAME			
MICHAEL BERK	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE
1771 E. FLAMINGO ROAD , USA	LAS VEGAS	NV	89119

NAME			
MARC TERBEEK	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE
1771 E. FLAMINGO ROAD , USA	LAS VEGAS	NV	89119

NAME			
	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X MARK BRADLEY

Signature of Manager, Managing Member or Other Authorized Signature

Title: MANAGER

Date: 7/18/2014 3:13:31 PM

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

GREEN LEAF MEDICAL L.L.C.

Nevada Business Identification # NV20141464647

Expiration Date: July 31, 2015

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 18, 2014

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.